SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 29, 2003
                                                         ---------------



                          AMCAST INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)



              Ohio                         1-9967               31-0258080
--------------------------------- ------------------------- ------------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)


7887 Washington Village Drive, Dayton, Ohio                       45459
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code      (937) 291-7000
                                                   ---------------------------


                                 Not Applicable
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Item 5.  Other Events and Regulation FD Disclosure

On August 29, 2003, Amcast Industrial Corporation issued a press release announcing that the Company has restructured its credit facilities with its bank lending group and senior note holders. The bank and senior note credit maturities have been extended until September 14, 2006.

The press release also announced the termination of discussions with Citation Corporation relating to the possible sale of Amcast's Wapkoneta, Ohio, Richmond, Indiana and Cedarburg, Wisconsin plants and its Southfield, Michigan office facility.






                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AMCAST INDUSTRIAL CORPORATION


Date:  September 3, 2003                    By:/s/Francis J. Drew
       -----------------                    ----------------------------------
                                            Francis J. Drew
                                            Vice President, Finance and
                                            Chief Financial Officer



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                                INDEX TO EXHIBITS



4   Instruments Defining the Rights of Security Holders, Including Indentures

  4.1 Amended and Restated Restructuring Agreement among Amcast Industrial Corporation and its Restructuring Lenders and KeyBank National Association, as Agent, dated August 28, 2003.

  4.2 Amended and Restated LIFO Restructuring Agreement among Amcast Industrial Corporation and the LIFO Banks and KeyBank National Association, as Agent, dated August 28, 2003.

  4.3 Accommodation Agreement among Amcast Industrial Corporation, General Motors Corporation, Amcast's bank lending group through KeyBank National Association, Principal Life Insurance Company and The Northwestern Mutual Life Insurance Company dated August 28, 2003.


10  Material Contracts

  10.1 Access and Security Agreement between Amcast Industrial Corporation and General Motors Corporation dated August 28, 2003.

  10.2 Retention Agreement between Amcast Industrial Corporation and Byron O. Pond, Joseph R. Grewe, and Francis J. Drew dated August 29, 2003.


99  Additional Exhibits

  99.1  Press Release of Amcast Industrial Corporation, issued
        August 29, 2003.






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